UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2011

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

On December 13, 2011, PPL Energy Supply, LLC (“PPL Energy Supply”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., RBS Securities Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters, relating to the offering and sale by PPL Energy Supply of $500,000,000 of 4.60% Senior Notes due 2021 (the “Notes”).

The Notes were issued on December 16, 2011, under PPL Energy Supply’s Indenture, dated as of October 1, 2001, to The Bank of New York Mellon, as trustee, as previously supplemented and as supplemented by Supplemental Indenture No. 11 thereto, dated as of December 1, 2011. The Notes are due December 15, 2021, subject to early redemption at the option of PPL Energy Supply. PPL Energy Supply will apply a portion of the net proceeds from the sale of the Notes to repay a portion of the short-term indebtedness incurred to repay at maturity $500 million of PPL Energy Supply’s 6.40% Senior Notes due November 1, 2011, with the balance of the net proceeds to be used for general corporate purposes.

The Notes were offered and sold under PPL Energy Supply’s Registration Statement on Form S-3 on file with the Securities and Exchange Commission (Registration No. 333-158200-02). This Current Report on Form 8-K is being filed, in part, to report as exhibits certain documents in connection with the offering.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

1(a) -	Underwriting Agreement, dated December 13, 2011, among PPL Energy Supply, LLC and Deutsche Bank Securities Inc., RBS Securities Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4(a) -	Supplemental Indenture No. 11, dated as of December 1, 2011, of PPL Energy Supply, LLC to The Bank of New York Mellon, as Trustee.

4(b) -	Officer’s Certificate, dated December 16, 2011, pursuant to Supplemental Indenture No. 11, establishing the form and certain terms of the Notes.

5(a)	Opinion of Dewey & LeBoeuf LLP

23(a)	Consent of Dewey & LeBoeuf LLP (included as part of Exhibit 5(a)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

PPL ENERGY SUPPLY LLC

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Dated: December 16, 2011